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                                                                  EXHIBIT 12.1
Renaissance Cosmetics, Inc.

Calculation of historical and pro forma deficiency of earnings to combined fixed charges and preferred dividends

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
                                            Historical                                           Pro Forma
                         ---------------------------------------------------    --------------------------------------------
                          Period From                        Three Months
                         April 15, 1994                     Ended June 30,                                  Three Months
                         (Inception) to    Year Ended     ------------------         Year Ended                Ended
                         March 31, 1995   March 31, 1996    1995       1996        March 31, 1996           June 30, 1996
                         --------------   --------------  -------    -------    --------    --------    --------   ---------
                                                                                (A)         (B)         (A)        (B)
Pretax income                (5,494)         (10,753)     (1,494)    (4,349)     (8,655)      (6,985)    (3,057)     (5,012)
Interest Expense              8,694           19,458       4,434      5,201      18,728       15,923      4,989       4,375
                             ------          -------      ------     ------     -------      -------     ------     -------
Total earnings                3,200            8,705       2,940        852      10,073        8,938      1,932        (637)
                             ------          -------      ------     ------     -------      -------     ------     -------

Fixed Charges:
  Interest Expense            8,694           19,458       4,434      5,201      18,728       15,923      4,989       4,375
  Preferred Dividends           715            1,333         290        488      19,159       19,159      5,352       5,352
                             ------          -------      ------     ------     -------      -------     ------     -------
                              9,409           20,791       4,724      5,689      37,887       35,082     10,341       9,727
                             ======          =======      ======     ======     =======      =======     ======     =======
Deficiency  of earnings to
  combined fixed charges
  and preferred dividends    (6,209)         (12,086)     (1,784)    (4,837)    (27,814)     (26,144)    (8,409)    (10,364)
                             ======          =======      ======     ======     =======      =======     ======     =======
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